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                                                                    EXHIBIT 23.6




To the Board Of Directors of PetroFina S.A.

We consent to the inclusion in the registration statement on Form F-4 of PetroFina S.A. of our report dated February 28, 1997, with respect to the balance sheet of Brittany Insurance Company Ltd. as of December 31, 1995, and the related statements of operations and retained earnings and changes in financial position for the year then ended and to the reference to our firm under the heading "Experts" in the registration statement.


                                         /s/ KPMG PEAT MARWICK


Hamilton, Bermuda                            KPMG Peat Marwick
June 16, 1998